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                                                                      EXHIBIT 16

                       [LETTERHEAD OF SANTA FE PACIFIC]

                                                                           NEWS

                            PUBLIC RELATIONS


FOR IMMEDIATE RELEASE                          MEDIA CONTACT: Catherine Westphal
#6                                                                (708) 995-6273
                                                                     Joele Frank
                                                     Abernathy MacGregor Scanlon
                                                                  (212) 371-5999


SANTA FE DISCUSSES REVISIONS TO MERGER AGREEMENT

     SCHAUMBERG, ILLINOIS, January 19, 1995 -- Santa Fe Pacific announced today that it has commenced preliminary discussions about the possibility of making limited revisions to the Burlington Northern-Santa Fe merger agreement in response to the revised Union Pacific tender offer. Santa Fe further stated that there can be no assurance that these discussions would lead to any revisions.





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